REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

To the Trustees of Eaton Vance Mutual Funds Trust and Shareholders of Emerging Markets Local Income Fund:
In planning and performing our audit of the financial statements of Emerging Markets Local Income Fund (the
"Fund") (one of the funds constituting Eaton Vance
Mutual Funds Trust) as of and for the year ended
October 31, 2014, in accordance with the standards of
the Public Company Accounting Oversight Board (United States), we considered the Fund's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on
the financial statements and to comply with the
requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Fund is responsible for
establishing and maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting
principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting
principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management of the fund and trustees of the trust; and
(3) provide reasonable assurance regarding prevention
or timely detection of unauthorized acquisition, use, or disposition of a fund's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or
detect misstatements on a timely basis.  A material
weakness is a deficiency, or a combination of
deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a fund's annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose
all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United
States).  However, we noted no deficiencies in the
Fund's internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness, as defined above, as of October 31, 2014.
This report is intended solely for the information and use
of management and the Trustees of Eaton Vance Mutual
Funds Trust and the Securities and Exchange
Commission and is not intended to be and should not be
used by anyone other than these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 22, 2014